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                                                                EXHIBIT 10.05(a)



                            GENERAL HOST CORPORATION
                 1994 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

SECTION 1. PURPOSES

         The purposes of this 1994 Non-Employee Directors Stock Option Plan (the "Plan") are to assist General Host Corporation (the "Company") in attracting and retaining individuals of exceptional ability to serve as directors of the Company and to more closely align their interests with those of the Company's shareholders, through one-time grants of options to purchase shares of the Company's common stock, par value $1.00 per share ("Company stock").

SECTION 2. AVAILABLE SHARES

         Subject to adjustment as provided in Section 8, the aggregate maximum number of shares of Company stock available for settlement of options granted under the Plan is 300,000 shares. Shares of Company stock delivered in settlement of any exercised Plan option may be authorized but theretofore unissued shares, previously issued shares held in the Company's treasury, or both. There shall be reserved at all times for issuance under the Plan a number of shares of Company stock equal to the aggregate maximum number of shares that may be issued in settlement of options then outstanding and which thereafter may be granted under the Plan. If a Plan option shall expire or be terminated or canceled for any reason without having been exercised in full, the shares subject to the option immediately prior to such expiration, termination, or cancellation shall become available for other options under the Plan.

SECTION 3. ELIGIBILITY

         The only persons who shall be granted options under the Plan are those individuals who at time of grant are members of the Board of Directors of the Company (the "Board") and are not officers or employees of the Company or any subsidiary (each, a "non-employee director"). No person may be granted more than one option under the Plan.

SECTION 4. ADMINISTRATION

         4.1 The Plan shall be administered by the Board or such Board committee as the Board hereafter may designate (the "Administrator"). The Administrator shall have full power and authority to (a) prescribe and amend the forms of option agreements, notices, and all other documents or instruments required under or determined by the Administrator to be advisable with respect to the Plan; (b) establish, revise, suspend, and waive such rules and procedures and appoint such agents as it deems appropriate for the administration or operation of the Plan; (c) construe and interpret the Plan, any option agreement, and any other instrument or document relating to the Plan or a Plan option; (d) decide any question and settle any dispute which may arise in connection with the Plan or any Plan option; and (e) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration or operation of the Plan. All interpretations, determinations or other decisions of the Administrator concerning the Plan or any Plan option shall be conclusive and binding upon all interested parties.

         4.2 Notwithstanding the foregoing or any other provision of the Plan to the contrary, however, it being the intention that all options granted under the Plan shall satisfy all then applicable criteria for "formula awards" under Securities and Exchange Commission Rule 16b-3 (or any successor regulation) as in effect and applicable with respect to plans of the Company at a relevant time ("Rule 16b-3"), the Administrator shall

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have no authority or discretion at any time to make any determination or take any other action which would cause any Plan option, whether then outstanding or which thereafter may be granted, to fail to meet such criteria.

         4.3 All costs and expenses involved in administering the Plan as provided for herein, or incident thereto, shall be borne by the Company.

SECTION 5. CERTAIN TERMS OF OPTIONS

         5.1 Subject to approval of the Plan by the Company's shareholders (and subject to adjustment as contemplated by Section 8): (a) as of October 14, 1994, each individual then serving as a non-employee director automatically shall receive and be granted an option to purchase 25,000 shares of Company stock and (b) as of the date on which any new non-employee director first becomes a Company director, such non-employee director shall receive and be granted an option to purchase 25,000 shares of Company stock (or such lesser number of whole shares as is then available for options under the terms of the
Plan); provided, however, that if any new non-employee director first becomes a non-employee director other than by means of election by the shareholders, then the grant to such non-employee director shall be subject to the condition that the director be elected by the shareholders at the next annual meeting of shareholders. If at any time the aggregate maximum number of shares then available for Plan options is insufficient for grants as contemplated in clause
(b) of the preceding sentence, then no options shall be granted.

         5.2 Each option granted under the Plan shall be evidenced by a written option agreement in form approved by the Administrator, which agreement shall identify the option as one granted under the Plan, the optionee, and the date of grant; provide that in the event of any inconsistency between the Plan and the agreement the terms of the Plan shall govern; and set forth the number of shares subject to option, the exercise price per share, and (either expressly or by reference to the Plan) the other terms and conditions of the option.

         5.3 The per share exercise price for each option granted under the Plan shall be the Fair Market Value of a share of Company stock on the date the option is granted. For purposes of the Plan, "Fair Market Value" for any given date means: (a) if Company stock is then listed on one or more national securities exchanges (including, for this purpose, the National Market of the National Association of Securities Dealers Automated Quotation System ("NASDAQ")), the average on such date of the highest and lowest sale prices for a share of Company stock on the principal such exchange (or, if no Company stock traded on such exchange on such date, the next preceding date on which such trading occurred); (b) if (a) is then inapplicable but bid and asked prices for shares of Company stock are quoted through NASDAQ, the average on such date of the highest bid and lowest asked prices so quoted for a share of Company stock (or, if no prices for Company stock were quoted on such date, the next preceding date on which they were quoted); and (c) if both (a) and (b) are inapplicable, the fair market value of a share of Company stock on the date in question as determined in good faith by the Board.

         5.4 Each option granted under the Plan shall consist of five tranches (hereinafter referred to as tranches "A,""B,""C,""D,""E"), with each such tranche relating to 20% of the aggregate number of shares subject to the option. Except as otherwise hereafter provided in this Section 5.4 or Section 9, each option tranche shall first be exercisable, in whole or in part, and (to the extent not earlier exercised or terminated) shall expire, in accordance with the following schedule:

                 Tranche A: first exercisable at first anniversary of grant; expiration on fifth anniversary of grant

                 Tranche B: first exercisable at second anniversary of grant; expiration on sixth anniversary of grant



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                 Tranche C: first exercisable at third anniversary of grant;
expiration on seventh anniversary of grant

                 Tranche D: first exercisable at fourth anniversary of grant; expiration on eighth anniversary of grant

                 Tranche E: first exercisable at fifth anniversary of grant; expiration on ninth anniversary of grant.

However, upon the death of the grantee of a Plan option, any and all then outstanding but unexercisable tranches of the option immediately shall become exercisable.

         5.5 During the lifetime of the grantee of a Plan option, the option shall be exercisable only by such optionee. A Plan option shall be exercisable only while the optionee continues to serve as a Company director and for the 90 days following cessation of such service, whereupon the option shall terminate (except that, upon the death of an optionee, each tranche of the optionee's then outstanding Plan option shall be exercisable until the earlier of the first anniversary of the optionee's death and the expiration date of such tranche, whereupon such tranche shall terminate).

SECTION 6. EXERCISE PROCEDURES AND PAYMENT

         Whenever exercisable, any tranche of an option granted under the Plan may be exercised by delivery to the Secretary of the Company (or any of such other Company officers or employees as the Administrator from time to time may designate) of a written notice of exercise in form acceptable to the Administrator and payment in full of the aggregate exercise price for the number of shares for which the option is being exercised. Payment may be made in any one or more of the following forms: (a) cash, (b) shares of Company stock (valued at their aggregate Fair Market Value for the date immediately preceding the date of delivery), and (c) if authorized by the Administrator in its discretion exercised on a case by case basis, a promissory note evidencing a Company loan pursuant to Section 7 and all collateral and/or security documents (if any) required by the Administrator in connection with such loan.

SECTION 7. FINANCING

         In connection with the exercise of a Plan option tranche by an optionee then still a director of the Company, the Administrator, in its discretion, may approve and authorize a loan to the optionee by the Company to finance some or all of the aggregate exercise price payable and/or income taxes incurred by the optionee in respect of such exercise; provided, that the aggregate principal amount of such loan shall not exceed the aggregate Fair Market Value on the loan date of the number of shares being purchased by such exercise. The debt for any such loan shall be evidenced by a negotiable promissory note in form prescribed by the Administrator, shall bear interest at such fixed or floating rate as shall be specified by the Administrator, shall have a term not in excess of five years, and shall have such other terms and be subject to such conditions (including, at the Administrator's discretion, the provision of collateral security) as the Administrator may determine.

SECTION 8. STOCK ADJUSTMENT AND NUMBER OF SHARES

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Board shall, at the time of such event or at a subsequent time, make such adjustment or adjustments as it deems appropriate in the number and kind of shares authorized by the Plan and covered by outstanding options; provided, however, that such adjustments must be in the nature of pro rata anti-dilution adjustments which provide for the equivalent treatment of all holders of options, provided




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that the aggregate exercise prices of all unexercised options shall not change.
Without limiting the preceding sentence in any respect, in the event of any merger, consolidation, or combination of the Company with or into another corporation (other than a merger, consolidation, or combination in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding Company stock), the Board prior thereto may in its discretion provide that each holder of an option granted pursuant to the Plan shall have the right thereafter and during the term of such option to receive upon exercise of such option, or any portion thereof, for each share of Company stock as to which the option shall be exercised, the kind and amount of shares of the surviving or new corporation, cash, securities, evidences of indebtedness, other property, or any combination thereof, which would have been received upon such merger, consolidation, or combination by a party holding one share of Company stock immediately prior to such merger, consolidation, or combination. In the event of a merger, consolidation or combination in which the consideration issued with respect to shares of Company stock is a combination of different types of property, the Board may designate the property or combination of property to be received upon the exercise of an option outstanding under the Plan.

SECTION 9. EFFECT OF CHANGE IN CONTROL

         In the event of a change in control of the Company, unless otherwise directed by resolution of the Board adopted by the affirmative votes of a majority consisting entirely of directors who were directors before the change in control occurred, all then outstanding but theretofore unexercisable Plan option tranches shall become exercisable. For purposes of the Plan, "change in control" means that:

                 (a) 20% or more of the Company's voting stock has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934, as amended) other than directly from the Company;

                 (b) there has been a merger or equivalent combination in which 49% or more of the voting stock of the surviving corporation is issued for reasons other than that the recipients were shareholders of the Company; or

                 (c) 20% or more of the directors elected by shareholders to the Board are persons who were not nominated by management in the then most recent proxy statement of the Company.

SECTION 10.  MISCELLANEOUS

         10.1 The Board may at any time and from time to time amend, modify, suspend, or terminate the Plan, with or without the approval of shareholders of the Company, except that: (a) those provisions of this Plan of the nature described in Rule l6b-3(c)(ii)(A) shall not be amended more often than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; (b) no amendment or modification of the Plan shall be effective without shareholder approval at any time at which such approval is required, either by the applicable rules of the New York Stock Exchange or any other securities exchange on which Company stock is then principally traded, or by Rule 16b-3; and (c) none of the foregoing actions by the Board shall adversely affect any then outstanding Plan option without the holder's consent.

         10.2 The Plan has been adopted by the Board, subject to shareholder approval. Options granted under the Plan prior to such approval also shall be subject to shareholder approval and shall be of no effect unless and until such approval is obtained.




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         10.3    If at any time the Board shall determine, in its discretion, that the listing, registration or qualification of any shares covered by the Plan upon any national securities exchange or under any Federal, state, local or foreign law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Plan, then, notwithstanding any other provision of the Plan to the contrary, no shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

         10.4 The holder of any option granted under the Plan shall not have any rights as a shareholder with respect to any shares subject to the option until such shares have been issued to him or her upon due exercise of the option.

         10.5 The Company shall have the right to require the holder of a Plan option to make payments in cash or Company stock (valued at Fair Market Value on the payment date) upon the exercise of the option, in connection with any obligation of the Company to withhold taxes upon such exercise. Any such required payment shall be a condition precedent to settlement of such option.

         10.6 The Plan and all actions taken under it shall be governed by the laws of the State of New York.





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